January 25, 2000


As counsel for Liberty-Stein Roe Funds Investment Trust (the
"Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act
File No. 33-11351 on each of the dates listed below:

Series                               Date of Opinion    Date of Filing
Stein Roe Growth & Income Fund        March 3, 1987      June 25, 1996
Stein Roe Capital Opportunities Fund  December 20, 1987  June 25, 1996
Stein Roe Disciplined Stock Fund      December 20, 1987  June 25, 1996
Stein Roe Growth Stock Fund           December 20, 1987  June 25, 1996
Stein Roe Balanced Fund               December 20, 1987  June 25, 1996
Stein Roe International Fund          January 28, 1994   June 25, 1996
Stein Roe Young Investor Fund         February 17, 1994  June 25, 1996
Stein Roe MidCap Growth Fund          April 18, 1997     April 22, 1997
Stein Roe Large Company Focus Fund    February 11, 1998  February 11, 1998
Stein Roe Asia Pacific Fund           June 11, 1998      June 12, 1998
Stein Roe Small Company Growth Fund   January 29, 1999   February 1, 1999

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              BELL, BOYD & LLOYD LLC